Exhibit 99.1

GMS Completes Acquisition of WSB Titan

Tucker, Georgia, June 4, 2018 — GMS Inc. (NYSE:GMS), a leading North American distributor of gypsum wallboard and suspended ceiling systems, announced today the successful completion of its previously announced acquisition of WSB Titan (“Titan”), the largest wallboard distributor in Canada.

The completion of this acquisition further strengthens GMS’s position as one of the largest wallboard distributors in North America, with combined revenues of approximately $3 billion and more than 240 branches throughout 42 states and 5 provinces in Canada.

Mike Callahan, President & CEO of GMS, stated, “We are pleased to announce the completion of the acquisition of Titan and we look forward to working with the Titan team to integrate the leading distributors of wallboard and interior building products in the U.S. and Canada. This combination of two market leaders extends GMS’s leadership position as the largest wallboard distributor in North America with significant scale advantages and a well-balanced portfolio built for growth. I also want to thank the GMS and Titan teams for all of the hard work to complete this process. This is an exciting day for our shareholders, customers, suppliers and employees.”

In connection with the completion of the acquisition, GMS, through its wholly-owned subsidiary, GYP Holdings III Corp., refinanced its existing $572 million term loan facility with a $997 million term loan facility due 2025. Borrowings under the new term loan will bear interest at a floating rate based on LIBOR plus 2.75%, representing a twenty-five basis points improvement compared to the previous term loan’s interest rate. GMS remains focused on maintaining a prudent capital structure and a strong financial position with sufficient flexibility to fund ongoing business operations and acquisitions.

Titan will operate as a subsidiary of GMS going forward and will continue to be led by Doug Skrepnek, President of GMS Canada, and its existing management team.

About GMS:

Founded in 1971, GMS operates a network of more than 240 distribution centers across the United States and Canada. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

For more information about GMS, please visit www.gms.com.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology.  We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which we distribute; general economic and business conditions in the United States and Canada; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; the possibility that the expected synergies and cost savings and financial impacts from the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that the GMS and Titan businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships and to accomplish other GMS objectives; the risk of customer attrition; and other factors described in the “Risk Factors” section in our filings with the SEC.  In addition, the statements in this release are made as of June 4, 2018. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to June 4, 2018.

Contact Information:

Media Relations:

Phone: 770-723-3319

Email: marketing@gms.com